UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

CASTLE BRANDS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)          Title of each class of securities to which transaction applies:

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☐           Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)          Amount Previously Paid:

(2)          Form, Schedule or Registration Statement No.:

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(4)          Date Filed:

CASTLE BRANDS INC.

122 East 42nd Street, Suite 4700

New York, New York 10168

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 15, 2012

Castle Brands Inc. will hold its 2012 annual meeting of shareholders at the offices of Ladenburg Thalmann & Co. Inc., located at 520 Madison Avenue, 9th Floor, New York, New York 10022, on October 15, 2012 at 10:00 a.m., for the following purposes, as further described in the attached proxy statement:

1.          To elect ten directors to our board of directors;

2.          To approve the Castle Brands Inc. 2013 Incentive Compensation Plan;

3.          To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2013; and

4.          To transact any other business properly presented at the meeting and at any postponements or adjournments.

You may vote at the meeting and at any adjournment or postponement if you were a record owner of our common stock or 10% Series A Convertible Preferred Stock at the close of business on September 4, 2012.

Your vote is important. Whether or not you plan to attend the 2012 annual meeting, we encourage you to read the attached proxy statement and promptly vote your shares using the enclosed proxy card. Please sign and date the accompanying proxy card and mail it in the enclosed addressed, postage-prepaid envelope. You may also vote your shares over the Internet or by telephone by following the voting instructions on the proxy card. You may revoke your proxy if you so desire at any time before it is voted.

By Order of the Board of Directors

/s/ Richard J. Lampen,
President and Chief Executive Officer

New York, New York

September 11, 2012

i

CASTLE BRANDS INC.

PROXY STATEMENT

Our board of directors is soliciting proxies for the 2012 annual meeting of shareholders to be held on October 15, 2012. This proxy statement and the enclosed form of proxy contain important information for you to consider in deciding how to vote on the matters brought before the meeting.

We first sent this proxy statement to shareholders on or about September 12, 2012. Our board of directors set September 4, 2012 as the record date for the meeting. Shareholders of record who owned our stock at the close of business on that date may vote and attend the meeting. As of the record date, we had issued and outstanding 108,485,066 shares of common stock and 6,776.3777 shares of 10% Series A Convertible Preferred Stock, which we refer to as Series A preferred stock. Each holder of our common stock is entitled to one vote for each share of common stock held on the record date and each holder of Series A preferred stock is entitled to one vote for each share of common stock issuable upon conversion of such Series A preferred stock held on the record date, or 3,290 votes for each share of Series A preferred stock.

What matters am I voting on?

You will be voting on:

•	the election of ten directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified;

•	the approval of the Castle Brands Inc. 2013 Stock Incentive Plan;

•	the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2013; and

•	any other business that may properly come before the meeting.

Who may vote?

Holders of our common stock and Series A preferred stock at the close of business on September 4, 2012, the record date, may vote at the meeting. On the record date, 108,485,066 shares of our common stock were issued and outstanding and 6,776.3777 shares of our Series A preferred stock were issued and outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date and each holder of our Series A preferred stock is entitled to one vote for each share of common stock issuable upon conversion of such Series A preferred stock as of the record date, or 3,290 votes for each share of Series A preferred stock.

When and where is the meeting?

We will hold the meeting on October 15, 2012, at 10:00 a.m. Eastern Time at the offices of Ladenburg Thalmann & Co. Inc., located at 520 Madison Avenue, 9th Floor, New York, New York 10022.

If you need directions to the location of the meeting, please contact our Investor Relations Department by: (a) mail at Castle Brands Inc., Attention: Investor Relations, 122 East 42nd Street, Suite 4700, New York, New York 10168, (b) telephone at (646) 356-0200 or (c) e-mail at ir@castlebrandsinc.com.

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What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board. The persons named in the proxy have been designated as proxies by our board. If you sign and return the proxy in accordance with the procedures described in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.

If you duly execute the proxy card but do not specify how you want to vote, your shares will be voted:

•	FOR the election as directors of the nominees listed below under Proposal I.

•	FOR the approval of the Castle Brands Inc. 2013 Stock Incentive Plan as listed below under Proposal II.

•	FOR the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2013 as listed below under Proposal III.

If you give your proxy, the proxies named on the proxy card also will vote your shares in their discretion on any other matters properly brought before the meeting.

Can I change my vote after I voted?

You may revoke your proxy at any time before it is exercised by:

•	delivering written notification of your revocation to our Corporate Secretary;

•	voting in person at the meeting; or

•	delivering another proxy bearing a later date.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the meeting for the meeting to be properly held under our bylaws and Florida law. The presence, in person or by proxy, of outstanding shares of common stock and Series A preferred stock representing a majority of all votes entitled to be cast at the meeting will constitute a quorum. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted on a particular matter, which is referred to as shareholder withholding. Similarly, a broker may not be permitted to vote stock held in street name on a particular matter absent instructions from the beneficial owner of the stock, which is referred to as a broker non-vote. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

How may I vote?

You may vote your shares by mail or by attending the meeting. You may also vote Internet or telephone using one of the methods described in the proxy card. If you vote by Internet or telephone, please do not return the proxy card. If you vote by mail, date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States). You may specify your choices by marking the appropriate boxes on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you at the meeting.

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What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal I – Election of ten directors	Plurality of votes cast	No

Proposal II – Approval of the Castle Brands Inc. 2013 Stock Incentive Plan	Majority of votes cast	No

Proposal III – Ratification of auditors for fiscal 2013	Majority of votes cast	Yes

On Proposal I, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or vote FOR all nominees except those specific nominees from who you WITHHOLD your vote. The ten nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD as to the election of one or more directors will not be voted with respect to the director or directors indicated.

On Proposals II and III, you may vote FOR, AGAINST or ABSTAIN.

Broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming a quorum is obtained, as shares subject to a broker non-vote will not be considered entitled to vote with respect to any of the Proposals. Abstentions, on the other hand, will have the same effect as votes against Proposals II and III, but will have no effect on the election of directors because approval of a percentage of shares present or outstanding is not required for Proposal I.

Are there any rules regarding admission to the meeting?

Yes. You are entitled to attend the meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and

•	You were, or are validly acting for, a shareholder of record on the record date by:

o	verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares;

o	reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or

o	reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder or you must have a brokerage or bank statement for that shareholder as described above.

If you do not have a valid picture identification and proof that you owned, or are legally authorized to act for someone who owned, shares of voting stock on September 4, 2012, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement as your proof of ownership and any written proxy you present as the representative of a shareholder. We will decide whether the documentation you present for admission to the meeting meets the requirements described above.

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What is the “householding” of annual disclosure documents?

The Securities and Exchange Commission (“SEC”) has adopted rules governing the delivery of annual disclosure documents that permit us to send a single set of our annual report and proxy statement to any household at which two or more shareholders reside if we believe that the shareholders are members of the same family. This rule benefits both shareholders and us by reducing the volume of duplicate information received and our expenses. Each shareholder will continue to receive a separate proxy card. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, or if you share an address with another shareholder and together both of you wish to receive only a single set of our annual disclosure documents, please contact our Investor Relations Department by: (a) mail at Castle Brands Inc., Attention: Investor Relations, 122 East 42nd Street, Suite 4700, New York, New York 10168, (b) telephone at (646) 356-0200 or (c) e-mail at ir@castlebrandsinc.com.

Our 2012 annual report, including financial statements for the fiscal year ended March 31, 2012, accompany the proxy solicitation materials. The annual report, however, is not part of the proxy solicitation materials.

Share Ownership

The table below shows the number of shares of our common stock and Series A preferred stock beneficially owned as of September 4, 2012 by (i) those persons or groups known by us to beneficially own more than 5% of our common stock or Series A preferred stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table below, who we refer to as named executive officers, and (iv) all directors and executive officers as a group. The number of shares beneficially owned by each individual or group is based upon information in SEC documents, other publicly available information or information available to us. Percentage ownership information is based on 108,485,066 shares of our common stock and 6,776.3777 shares of our Series A preferred stock issued and outstanding as of September 4, 2012.

Shares of our common stock issuable upon the exercise of options or warrants that are presently exercisable or exercisable within 60 days of September 4, 2012 are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

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	Beneficial ownership of our common stock
Name and Address of Beneficial Owner	Number of Shares	Percent
Common Stock:
Phillip Frost, M.D. and related entities (1)
4400 Biscayne Blvd., Suite 1500
Miami, FL 33137	50,691,671	40.3%
Vector Group Ltd. (2)
100 S.E. Second Street, 32nd Floor
Miami, FL 33131	12,522,081	11.4%
Pallini S.p.A. (f/k/a I.L.A.R. S.p.A.) (3)
via Tiburtina, 1314
00131 Roma, Italy	8,571,432	7.9%
Lafferty Limited (4)
c/o Mr. Gordon R. Snelling
Azure Ltd.
P.O. Box 134, Town Mills, Trinity Square
St. Peter Port, Guernsey, Channel Islands	6,984,605	6.4%
Mark Andrews (5)	4,883,212	4.4%
John Beaudette (6)	95,746	*
Henry C. Beinstein (7)	215,000	*
Harvey P. Eisen (8)	115,000	*
John S. Glover (9)	755,402	*
Glenn L. Halpryn (10)	4,038,687	3.7%
Richard J. Lampen (11)	2,668,060	2.4%
Micaela Pallini (12)	130,000	*
Steven D. Rubin (13)	116,000	*
Dennis Scholl (14)	4,226,065	3.9%
T. Kelley Spillane (15)	434,996	*
All directors and executive officers as a group (14 persons) (16)	69,242,583	52.46%

* Less than 1 percent.

(1)	This information has been derived from a Schedule 13D, as amended, filed with the SEC on October 27, 2011. Includes (i) 130,000 shares of common stock issuable upon exercise of options exercisable within 60 days of September 4, 2012, (ii) 9,370,790 shares of common stock held by Frost Nevada Investments Trust, (iii) 23,311,092 shares of common stock held by Frost Gamma Investments Trust, of which Dr. Frost is the trustee, (iv) 11,293,304 shares of common stock issuable upon conversion of 3,433.1644 shares of Series A Preferred Stock held by the Frost Gamma Investments Trust, (v) 5,646,654 shares of common stock issuable upon exercise of warrants exercisable within 60 days of September 4, 2012 held by the Frost Gamma Investments Trust and (vi) 340,053 shares of common stock accrued as stock dividends on the Series A Preferred Stock, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum. Frost-Nevada Limited Partnership is the sole and exclusive beneficiary of Frost Nevada Investments Trust. Dr. Frost is one of five limited partners of Frost-Nevada Limited Partnership and the sole shareholder of Frost-Nevada Corporation, the sole general partner of Frost Nevada Limited Partnership. Dr. Frost disclaims beneficial ownership of the shares underlying the warrants and the shares held by the Frost Nevada Investments Trust except to the extent of his pecuniary interest. Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Dr. Frost disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

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(2)	This information has been derived from a Schedule 13D, as amended, filed with the SEC on October 27, 2011. Includes (i) 715,592 shares of common stock issuable upon conversion of 217.5397 shares of Series A preferred stock, (ii) 357,796 shares of common stock issuable upon exercise of warrants exercisable within 60 days of September 4, 2012, and (iii) 20,117 shares of common stock accrued as stock dividends on the Series A preferred stock as of September 4, 2012, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum. Excludes (i) 2,668,060 shares of common stock beneficially owned by Richard J. Lampen, the executive vice president of Vector Group, and a director and the president and chief executive officer of our company, and (ii) 215,000 shares of common stock beneficially owned by Henry C. Beinstein, a director of our company, who is also a director of Vector Group.

(3)	This information has been derived from a Schedule 13D filed with the SEC on October 23, 2008. Excludes (i) 130,000 shares of common stock issuable upon exercise of options held by Micaela Pallini, an officer of Pallini S.p.A., exercisable within 60 days of September 4, 2012, and (ii) 30,000 shares of common stock owned by Virgilio Pallini, an officer and director of, and holder of shareholder voting rights in, Pallini S.p.A., as to which Pallini S.p.A. disclaims beneficial ownership pursuant to Rule 13d-4.

(4)	This information has been derived from a Schedule 13D, as amended, filed with the SEC on October 27, 2011. Includes (i) 330,336 shares of common stock issuable upon conversion of 100.4219 shares of Series A preferred stock, (ii) 165,168 shares of common stock issuable upon exercise of warrants exercisable within 60 days of September 4, 2012, and (iii) 9,286 shares of common stock accrued as stock dividends on the Series A preferred stock as of September 4, 2012, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum. Azure Limited, as the sole director of Lafferty Limited, determines the manner in which the securities held by Lafferty Limited are voted and disposed of by Lafferty Limited.

(5)	Includes 1,183,079 shares of common stock held by Knappogue Corp. Knappogue Corp. is controlled by Mr. Andrews and his family. Mr. Andrews disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. Includes (i) 1,017,080 shares of common stock issuable upon conversion of 309.1918 shares of Series A preferred stock, (ii) 508,540 shares of common stock issuable upon exercise of warrants exercisable within 60 days of September 4, 2012, and (iii) 32,355 shares of common stock accrued as stock dividends on the Series A preferred stock as of September 4, 2012, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum. Also includes 325,000 shares of common stock issuable upon exercise of options exercisable within 60 days of September 4, 2012 and 750,626 shares of common stock held jointly by Mr. Andrews and his wife.

(6)	Includes 7,246 shares of common stock held by BPW Holdings LLC, an entity of which Mr. Beaudette is a principal shareholder. Mr. Beaudette disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. Also includes 86,500 shares of common stock issuable upon exercise of options exercisable within 60 days of September 4, 2012.

(7)	Includes 115,000 shares of common stock issuable upon exercise of options exercisable within 60 days of September 4, 2012. Excludes shares of common stock beneficially owned by Vector Group Ltd., of which Mr. Beinstein serves as a director.

(8)	Includes 115,000 shares of common stock issuable upon exercise of options exercisable within 60 days of September 4, 2012.

(9)	Includes 287,900 shares of common stock issuable upon exercise of options exercisable within 60 days of September 4, 2012 and 214,286 shares of restricted stock vesting within 60 days of September 4, 2012. Also includes (i) 164,474 shares of common stock issuable upon conversion of 50.0000 shares of Series A preferred stock, (ii) 82,237 shares of common stock issuable upon exercise of warrants exercisable within 60 days of September 4, 2012, and (iii) 6,505 shares of common stock accrued as stock dividends on the Series A preferred stock as of September 4, 2012, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum.

(10)	Includes 2,857,144 shares of common stock held by Halpryn Group IV, LLC, of which Mr. Halpryn is a member. Mr. Halpryn disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. Also includes the following held by IVC Investors, LLLP, an entity affiliated with Mr. Halpryn: (i) 688,132 shares of common stock issuable upon conversion of 209.1918 shares of Series A preferred stock and (ii) 344,066 shares of common stock issuable upon exercise of warrants exercisable within 60 days of September 4, 2012 and (iii) 19,345 shares of common stock accrued as stock dividends on the Series A preferred stock as of September 4, 2012, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum. Mr. Halpryn disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. Includes 130,000 shares of common stock issuable upon exercise of options held by Mr. Halpryn exercisable within 60 days of September 4, 2012.

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(11)	Includes 1,075,000 shares of common stock issuable upon exercise of options held by Mr. Lampen exercisable within 60 days of September 4, 2012. Also includes (i) 852,606 shares of common stock issuable upon conversion of 259.1918 shares of Series A preferred stock, (ii) 426,303 shares of common stock issuable upon exercise of warrants exercisable within 60 days of September 4, 2012, and (iii) 22,850 shares of common stock accrued as stock dividends on the Series A preferred stock as of September 4, 2012, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum. Excludes shares of common stock beneficially owned by Vector Group Ltd., of which Mr. Lampen serves as an executive officer.

(12)	Includes 130,000 shares of common stock issuable upon exercise of options held by Ms. Pallini exercisable within 60 days of September 4, 2012. Excludes (i) shares of common stock held by Pallini S.p.A., of which Ms. Pallini is an officer, and (ii) 214,412 shares of common stock owned by Virgilio Pallini, Ms. Pallini’s father, as to which she disclaims beneficial ownership pursuant to Rule 13d-4.

(13)	Includes 115,000 shares of common stock issuable upon exercise of options exercisable within 60 days of September 4, 2011.

(14)	Includes (i) 353,139 shares of common stock issuable upon conversion of 107.3540 shares of Series A preferred stock, (ii) 176,570 shares of common stock issuable upon exercise of warrants exercisable within 60 days of September 4, 2012, and (iii) 9,927 shares of common stock accrued as stock dividends on the Series A preferred stock as of September 4, 2012, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum. Also includes 115,000 shares of common stock issuable upon exercise of options exercisable within 60 days of September 4, 2012.

(15)	Includes 191,433 shares of common stock issuable upon exercise of options exercisable within 60 days of September 4, 2012 and 214,286 shares of restricted stock vesting within 60 days of September 4, 2012.

(16)	Includes 2,934,683 shares of common stock issuable upon exercise of options exercisable within 60 days of September 4, 2012 and 578,572 shares of restricted stock vesting within 60 days of September 4, 2012. Also includes (i) 14,385,185 shares of common stock issuable upon conversion of 4,373.089 shares of Series A preferred stock, (ii) 7,192,594 shares of common stock issuable upon exercise of warrants exercisable within 60 days of September 4, 2012, and (iii) 434,685 shares of common stock accrued as stock dividends on the Series A preferred stock as of September 4, 2012, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum.

	Beneficial ownership of our preferred stock
Name and Address of Beneficial Owner	Number of Shares	Percent
10% Series A Convertible Preferred Stock:
Phillip Frost, M.D. and related entities (1)
4400 Biscayne Blvd., Suite 1500
Miami, FL 33137	3,433.1644	50.7%
SK Partners
485 Underhill Blvd., Suite 205
Syosset, NY 11791	500.0000	7.4%
Alpha Capital Anstalt
Pradafaut 7
Furstentums 1490
Vaduz Liechtenstein	445.0000	6.6%

(1)	This information has been derived from a Schedule 13D, as amended, filed with the SEC on October 27, 2011. Consists of 3,433.1644 shares of Series A preferred stock held by Frost Gamma Investments Trust, of which Dr. Frost is the trustee. Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Dr. Frost disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

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PROPOSAL I
ELECTION OF DIRECTORS

Ten directors will be elected to hold office until the next annual meeting of shareholders or until their successors are duly elected or their earlier death, resignation or removal. All of the nominees currently serve as directors.

The proxies solicited by our board of directors will be voted FOR the election of these nominees unless other instructions are specified. Our articles of incorporation do not provide for cumulative voting. Should any nominee become unavailable to serve, the proxies may be voted for a substitute nominee designated by the board or the board may reduce the number of authorized directors. Information regarding each director nominee is set forth below.

Mark Andrews, 62, our chairman of the board, founded our predecessor company, Great Spirits Company LLC, in 1998 and served as its chairman of the board, president and chief executive officer from its inception until December 2003. Mr. Andrews has served as our chairman of the board since December 2003 and served as our president from December 2003 until November 2005. Mr. Andrews served as our chief executive officer from December 2003 until November 2008. Prior to founding our predecessor, Mr. Andrews founded American Exploration Company, a company engaged in the exploration and production of oil and natural gas, in 1980. He oversaw that company becoming publicly traded in 1983 and served as its chairman and chief executive officer until its merger with Louis Dreyfus Natural Gas Corp. in October 1997. He also serves as a life trustee of The New York Presbyterian Hospital in New York City. Mr. Andrews' pertinent experience, qualifications, attributes and skills include financial literacy and expertise, industry experience, managerial experience, and the knowledge and experience he has attained through his service as a director of publicly-traded corporations.

John F. Beaudette, 55, has served as a director of our company since January 2004. Since 1995, Mr. Beaudette has been president and chief executive officer of MHW Ltd., a national beverage alcohol import, distribution and service company located in Manhasset, New York. MHW provides U.S. import and distribution services to wineries, breweries, and distilleries throughout the world. From 1985 to 1994, Mr. Beaudette worked with PepsiCo Inc. and its affiliate company Monsieur Henri Wines in the distribution of Stolichnaya™ Vodka and other wine and spirit brands. During this period, Mr. Beaudette held positions such as director of planning for PepsiCo Wines & Spirits Intl. and vice president of finance & chief financial officer of Monsieur Henri Wines Ltd. Prior to joining PepsiCo, Mr. Beaudette was manager of accounting for Somerset Importers Ltd., U.S. importers of Tanqueray™, Johnnie Walker™ and other spirit brands. He currently sits on the board of directors of The National Association of Beverage Importers Inc. (NABI) in Washington, DC and serves as vice chairman as well as chairman of the finance committee. Prior to entering the beverage alcohol industry in 1983, Mr. Beaudette worked for the Penn Central Corporation performing financial and operational reviews of subsidiaries throughout the U.S. in various industries including energy, technology and real estate. Mr. Beaudette's pertinent experience, qualifications, attributes and skills include industry expertise, managerial experience and the knowledge and experience he has attained through his service as a director of our corporation.

Henry C. Beinstein, 69, has served as a director of our company since January 2009. He has been a partner of Gagnon Securities, LLC, a broker-dealer and a FINRA member firm, since January 2005 and has been a money manager and an analyst and registered representative of such firm since August 2002. Mr. Beinstein has been a director of Vector Group Ltd., a New York Stock Exchange listed holding company, since March 2004. Vector Group is engaged principally in the tobacco business through its Liggett Group LLC subsidiary and in the real estate and investment business through its New Valley LLC subsidiary. New Valley owns 50% of Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area. He also served as a director of New Valley from March 1994 to December 2005. Since May 2011, Mr. Beinstein has served as a director of Ladenburg Thalmann Financial Services Inc., the parent of Ladenburg Thalmann & Co. Inc., which served as the placement agent for our June 2011 financing transaction. He retired in August 2002 as the executive director of Schulte Roth & Zabel LLP, a New York-based law firm, a position he had held since August 1997. Before that, Mr. Beinstein had served as the managing director of Milbank, Tweed, Hadley & McCloy LLP, a New York-based law firm, commencing in November 1995. From April 1985 through October 1995, Mr. Beinstein was the executive director of Proskauer Rose LLP, a New York-based law firm. Mr. Beinstein is a certified public accountant in New York and New Jersey and prior to joining Proskauer was a partner and national director of finance and administration at Coopers & Lybrand. Mr. Beinstein’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience through his years at Coopers & Lybrand, Proskauer Rose LLP, Milbank, Tweed, Hadley & McCloy LLP and Schulte Roth & Zabel LLP, and the knowledge and experience he has attained through his service as a director of publicly-traded corporations.

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Harvey P. Eisen, 70, has served as a director of our company since January 2009. Mr. Eisen has served as chairman of the board and chief executive officer of National Patent Development Corporation since June 2007 and also served as its president since July 2007. He has been a director of National Patent Development Corporation since 2004. He has served as chairman and managing member of Bedford Oak Advisors, LLC, an investment partnership, since 1998. Prior thereto, Mr. Eisen served as senior vice president of Travelers, Inc. and of Primerica, each a financial services company, prior to its merger with Travelers in 1993. Mr. Eisen has over 30 years of asset management experience, is often consulted by the national media for his views on the investment marketplace, is frequently quoted in the financial media and also has appeared and currently appears regularly on such television networks. Mr. Eisen has also been a director of GP Strategies Corporation, a provider of customized training solutions, since 2002 and has served as its chairman of the board since 2005. Mr. Eisen’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director of publicly-traded corporations.

Phillip Frost, M.D., 75, has served as a director of our company since October 2008 and previously served as a director of our company from September 2005 to August 2007. In March 2010, Dr. Frost was named chairman of the board of Teva Pharmaceutical Industries Ltd., a pharmaceutical company, and had previously served as vice chairman of the board of directors since January 2006. Since March 2007, he has served as chairman of the board and chief executive officer of OPKO Health, Inc., a multi-national biopharmaceutical and diagnostics company. Since July 2006, Dr. Frost has served as the chairman of the board of directors of Ladenburg Thalmann Financial Services Inc. Dr. Frost also serves as chairman of the board of directors of Prolor Biotech, Inc., a development stage biopharmaceutical company. He also serves as chairman of Temple Emanu-El, as a member of the Florida Council of 100 and as a trustee for each of the University of Miami, the Scripps Research Institute, the Miami Jewish Home for the Aged, and the Mount Sinai Medical Center. From 1972 to 1990, Dr. Frost was the chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida. From 1972 to 1986, Dr. Frost was chairman of the board of directors of Key Pharmaceuticals, Inc., and from 1987 to January 2006, he served as chairman of the board of directors and chief executive officer of IVAX Corporation. Dr. Frost previously served as a director for Northrop Grumman Corp., Continucare Corp (now Metropolitan Health Networks, Inc), Protalix Bio Therapeutics, Inc., and Cellular Technical Services Company, Inc. (now SafeStitch Medical, Inc.), as chairman of Ivax Diagnostics, Inc. , Ideation Acquisition Corp. (now SearchMedia) and as governor and co-vice-chairman of the American Stock Exchange (now NYSE MKT).  Dr. Frost’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director of publicly-traded corporations

Glenn L. Halpryn, 51, has served as a director of our company since October 2008. Mr. Halpryn has served as chief executive officer and a director of Transworld Investment Corporation (“TIC”), a private investment company, since June 2001. Mr. Halpryn served as a director of Ivax Diagnostics, Inc., a publicly held corporation from October 2002 until October 10, 2008. Mr. Halpryn served as a director of Sorrento Therapeutics, Inc. (formerly QuikByte Software, Inc.), a biopharmaceutical company, from July 2008 until September 2012 and served as chairman of the board from April 2011 until September 2012. Mr. Halpryn previously served as the chairman of the board, chief executive officer and president of such company from July 2008 until August 2009. From April 2010 until October 2011, Mr. Halpryn served as a Director of CDSI Holdings, Inc., a public company seeking new business opportunities. From September 2008 until August 2010, Mr. Halpryn served as a director of Winston Pharmaceuticals, Inc. (formerly Getting Ready Corporation), a publicly held corporation specializing in the manufacture of skin creams and prescription medication for the treatment of pain management and Mr. Halpryn served as the chairman of the board and chief executive officer of Getting Ready from December 2006 until its September 2008 merger with Winston. From December 2008 until June 2011, Mr. Halpryn has served as a director of SearchMedia Holdings Limited, a China-based outdoor billboard and in-elevator advertising company. Mr. Halpryn served as the chairman of the board, chief executive officer and president of clickNsettle.com, Inc., a public company seeking new business opportunities, from October 2007 until September 2008. Mr. Halpryn was the president and secretary and a director of Longfoot Communications Corp., a public company seeking new business opportunities, from March 2008 until its merger with Kidville Holdings, LLC in August 2008. Since August 2010, Mr. Halpryn has served as a director of ChromaDex Corporation, which supplies phytochemical reference standards and reference materials, related contract services and products for the dietary supplement, nutraceutical, pharmaceutical and cosmetic markets. Mr. Halpryn was chairman of the board and chief executive officer of Orthodontix, Inc., a publicly held corporation, from April 2001 until Orthodontix merged with Protalix BioTherapeutics, Inc. in December 2006. From October 2002 to September 2008, Mr. Halpryn served as a director of Ivax Diagnostics, Inc. From 1984 to June 2001, Mr. Halpryn served as vice president/treasurer of TIC. Since 2000, Mr. Halpryn has been an investor and the managing member of investor groups that were joint venture partners in numerous land acquisition and development projects with one of the largest home builders in the country. Also, since 1984, Mr. Halpryn has been engaged in real estate investment and development activities. From April 1988 through June 1998, Mr. Halpryn was vice chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the president of and beneficial holder of stock of United Security Corporation, a broker-dealer registered with FINRA. Mr. Halpryn's pertinent experience, qualifications, attributes and skills include his managerial experience, financial literacy and the knowledge and experience he has attained through his service as a director of publicly-traded corporations.

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Richard J. Lampen, 58, has served as our president and chief executive officer and as a director of our company since October 2008. Mr. Lampen has served as executive vice president of Vector Group Ltd. since July 1996. From October 1995 to December 2005, Mr. Lampen served as the executive vice president and general counsel and a director of New Valley LLC, now a subsidiary of Vector Group Ltd. Since September 2006, he has served as president and chief executive officer of Ladenburg Thalmann Financial Services Inc., the parent of Ladenburg Thalmann & Co. Inc. Mr. Lampen has served as a director of Ladenburg Thalmann Financial Services Inc. since January 2002. Since January 1997, Mr. Lampen has served as a director of SG Blocks, Inc. (formerly CDSI Holdings Inc.), and from November 1998 until November 2011 served as its president and chief executive officer. From May 1992 to September 1995, Mr. Lampen was a partner at Steel Hector & Davis in Miami, Florida. From January 1991 to April 1992, Mr. Lampen was a Managing Director at Salomon Brothers Inc, an investment bank, and was an employee at Salomon Brothers Inc from 1986 to April 1992. Mr. Lampen’s pertinent experience, qualifications, attributes and skills include his knowledge and experience in our company attained through his service as a director of our company and as president and chief executive officer since 2008, his managerial experience and the knowledge and experience he has attained through his service as a director of publicly-traded corporations.

Micaela Pallini, Ph.D., 43, has served as a director of our company since October 2008. Ms. Pallini has served since May 1997 as a director and the head of production of Pallini S.p.A. (formerly known as I.L.A.R. S.p.A.), a producer of alcoholic beverages located in Rome, Italy and a supplier to our company under an exclusive marketing agreement. Ms. Pallini is also a member of the board of directors of Unindustria, the association of industrial entrepreneurs of Rome, Frosinone, Viterbo and Rieti and President of the Food Division of Unindustria; a member of the board of directors and the audit committee of Federvini, the national association of Italian wine, spirit and liqueur providers; and a Vice President of D52, a national association for the promotion of women in business in Italy. Ms. Pallini was engaged in research activities before assuming her position with Pallini S.p.A. Ms. Pallini's pertinent experience, qualifications, attributes and skills include her industry experience, managerial experience and the knowledge and experience she has attained through her service as a director of our corporation.

Steven D. Rubin, 51, has served as a director of our company since January 2009. Mr. Rubin has served as executive vice president since May 2007 and a director of OPKO Health, Inc. since February 2007. Mr. Rubin served as the senior vice president, general counsel and secretary of IVAX Corporation from August 2001 until September 2006. Mr. Rubin currently serves on the board of directors of Safestitch Medical, Inc., a medical device company, SearchMedia Holdings Limited, PROLOR Biotech, Inc., a developmental stage biopharmaceutical company, Neovasc, Inc., a medical device company, Kidville, Inc., an operator of upscale learning and play facilities for children, Tiger X Medical, Inc., a former medical device company, and Non-Invasive Monitoring Systems, Inc., a medical device company. Mr. Rubin previously served as a director of Ideation Acquisition Corp and Dreams, Inc. Mr. Rubin's pertinent experience, qualifications, attributes and skills include financial literacy and expertise, legal experience, managerial experience, and the knowledge and experience he has attained through his service as a director of publicly-traded corporations.

Dennis Scholl, 56, has served as a director of our company since September 2009. Since September 2003, Mr. Scholl has served as co-founder and managing member of Betts & Scholl, LLC, which developed the Betts & Scholl wine brand. We acquired the assets of Betts & Scholl in September 2009. Since February 2009, Mr. Scholl has served as Vice President/Arts of the John S. and James L. Knight Foundation, a charitable foundation. Since September 1987, Mr. Scholl has been founder and vice president of Morada Ventures, a firm engaged in real estate development and venture capital investment in the technology and pharmaceutical industries. Mr. Scholl’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and industry experience.

Our board recommends that you vote FOR each of the nominees named above. Unless otherwise indicated, all proxies will be voted FOR the election of each of the nominees named above.

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Executive Officers

The following table lists the name, age and position of our executive officers:

Name	Age	Position
Richard J. Lampen	58	President and Chief Execuitive Officer
John S. Glover	57	Chief Operating Officer
T. Kelley Spillane	49	Senior Vice President - U.S. Sales
Alfred J. Small	43	Senior Vice President, Chief Financial Officer, Secretary & Treasurer

Listed below are biographical descriptions of our current executive officers. For Mr. Lampen’s information, see the description under “Election of Directors” above.

John S. Glover, our chief operating officer, joined us in February 2008. From February 2008 to October 2008, Mr. Glover served as our senior vice president — marketing. From June 2006 to February 2008, Mr. Glover served as senior vice president ― commercial management of Remy Cointreau USA. From January 2001 to June 2006, Mr. Glover served in various management positions at Remy Cointreau in the United States and France. From January 1999 to January 2001, he was a managing director and chief marketing officer for Bols Royal Distilleries in the Netherlands.

T. Kelley Spillane, our senior vice president — U.S. sales, joined us in April 2000. From April 2000 to December 2003, Mr. Spillane served as vice president — sales of Great Spirits Company, and was appointed executive vice president — U.S. sales in December 2003. Prior to joining us, Mr. Spillane worked at Carillon Importers Limited, a division of Grand Metropolitan PLC. Carillon developed and launched Absolut Vodka and Bombay Sapphire Gin. At Carillon, Mr. Spillane served as assistant manager for its control states and duty free divisions and was promoted to director of special accounts, focusing on expanding sales in national accounts.

Alfred J. Small, our senior vice president, chief financial officer, secretary and treasurer joined us in October 2004. Mr. Small has served as our chief financial officer and treasurer since November 2007 and as our secretary since January 2009. He previously served as our vice president-controller since March 2007 and our principal accounting officer since October 2006. From February 1999 until October 2004, Mr. Small served in various accounting roles, including senior accountant at Grodsky Caporrino & Kaufman, CPA PC. Mr. Small is a certified public accountant.

There are no family relationships among any of our directors and executive officers.

Corporate Governance Guidelines

Our board of directors has adopted a code of conduct, which applies to all of our directors, executive officers and employees. The code of business conduct sets forth our commitment to conduct our business in accordance with the highest standards of business ethics and to promote the highest standards of honesty and ethical conduct by our directors, executive officers and employees.

Our board has also adopted a nominating and governance charter that sets forth (i) corporate governance principles intended to promote efficient, effective and transparent governance, and (ii) procedures for the identification and selection of individuals qualified to become directors.

Among other matters, our nominating and governance charter and code of conduct set forth the following governing principles:

•	At least 50% of our directors should be “independent” as defined in the rules adopted by the SEC and the NYSE MKT.

•	To facilitate critical discussion, the independent directors are required to meet apart from other board members and management representatives.

•	Compensation of our non-employee directors should include equity-based compensation. Employee directors are not paid for their board service in addition to their regular employee compensation.

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•	All directors, executive officers and employees must act at all times in accordance with the requirements of our code of conduct. This obligation includes adherence to our policies with respect to conflicts of interest; full, accurate and timely disclosure; compliance with securities laws; confidentiality of our information; protection and proper use of our assets; ethical conduct in business dealings; and respect for and compliance with applicable law. Any change to, or waiver of, the requirements of, the code of conduct with respect to any director, principal financial officer, principal accounting officer or persons performing similar functions may be granted only by the board of directors. Any such change or waiver will be promptly disclosed as required by applicable law or regulations.

Our code of conduct and our nominating and corporate governance charter are posted on our investor relations website at http:/investor.castlebrandsinc.com. We intend to post amendments to, or waivers from a provision of, our code of business conduct that apply to our principal executive officer, principal financial officer or persons performing similar functions on our web site.

Shareholder Nominations

There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

PROPOSAL II
APPROVAL OF THE CASTLE BRANDS INC. 2013 STOCK INCENTIVE PLAN

We are requesting that shareholders approve the Castle Brands Inc. 2013 Stock Incentive Plan, which we refer to as the 2013 Plan. Our board of directors unanimously approved the 2013 Plan as of August 24, 2012 and recommended that it be submitted to our shareholders for approval at the next annual meeting. Our existing 2003 Stock Incentive Plan will expire in August 2013.

Purpose

The purpose of the 2013 Plan is to assist us and our subsidiaries and other designated affiliates, which we refer to as Related Entities, in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us or our Related Entities, by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

Subject to shareholder approval at the 2012 annual meeting of shareholders, the effective date of the 2013 Plan is October 15, 2012, which we refer to as the Effective Date. As of the date of this proxy statement, no awards have been granted under the 2013 Plan.

Shareholder approval of the 2013 Plan is required (i) for purposes of complying with the shareholder approval requirements for the listing of shares on the NYSE MKT, (ii) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, as described below, (iii) to comply with the incentive stock options rules under Section 422 of the Code, and (iv) for the 2013 Plan to be eligible under the “plan lender” exemption from the margin requirements of Regulation U promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

The following is a summary of certain principal features of the 2013 Plan. This summary is qualified in its entirety by reference to the complete text of the 2013 Plan. Shareholders are urged to read the actual text of the 2013 Plan in its entirety which is set forth as Exhibit A.

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Shares Available for Awards; Annual Per-Person Limitations

The total number of shares of common stock reserved and available for delivery under the 2013 Plan (“Awards”) at any time during the term of the 2013 Plan is equal to 10,000,000 shares. The foregoing limit is increased by the number of shares of common stock for Awards previously granted under the 2013 Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an Award to pay the exercise price or any tax withholding requirements. Awards issued in substitution for awards previously granted by a company acquired by us or a Related Entity, or with which we or any Related Entity combines, do not reduce the limit on grants of Awards under the 2013 Plan.

The 2013 Plan imposes individual limitations on the amount of certain Awards in part to comply with Code Section 162(m). Under these limitations, during any 12-month period, no participant may be granted (i) stock options or stock appreciation rights with respect to more than 2,500,000 shares of common stock, or (ii) shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards with respect to more than 2,500,000 shares of common stock, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units with respect to any 12-month performance period is $1,000,000, and is $2,500,000 with respect to any performance period that is more than 12 months.

The compensation committee of our board of directors, which we refer to as the Committee, is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive Awards under the 2013 Plan are the officers, directors, employees, consultants and other persons who provide services to us or any Related Entity. The foregoing notwithstanding, only our employees, or any employees of our subsidiary corporations (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options, which we refer to as ISOs. An employee on leave of absence may be considered as still in the employ of our company or a Related Entity for purposes of eligibility for participation in the 2013 Plan. As of September 4, 2012, approximately 49 persons were eligible to participate in the 2013 Plan, including 40 officers and other employees and nine non-employee directors. The specific future benefits or amounts to be received by our officers and employees under the 2013 Plan are not yet determinable.

Administration

The 2013 Plan is to be administered by the Committee; provided, however, that except as otherwise expressly provided in the 2013 Plan, our board may exercise any power or authority granted to the Committee under the 2013 Plan. Subject to the terms of the 2013 Plan, the Committee is authorized to select eligible persons to receive Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2013 Plan, construe and interpret the 2013 Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2013 Plan.

Stock Options and Stock Appreciation Rights

The Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Committee. In the case of an ISO, the exercise price per share shall be no less than 100% of the fair market value of a share of common stock on the date such ISO is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of our company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a share of common stock on the date such ISO is granted.

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For purposes of the 2013 Plan, the term “fair market value” means the fair market value of common stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which our common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years, and no ISO granted to a 10% shareholder (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Committee. The Committee, thus, may permit the exercise price of options awarded under the 2013 Plan to be paid in cash, shares, other Awards or other property (including loans to participants).

Restricted and Deferred Stock

The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which is subject to such risks of forfeiture and other restrictions as the Committee may impose. A participant granted restricted stock generally has all of the rights of a shareholder of ours, unless otherwise determined by the Committee. An Award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other Awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, Awards or otherwise as specified by the Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other Awards in lieu of company obligations to pay cash under the 2013 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards

The Committee or the board of directors is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee determines the terms and conditions of such Awards.

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Performance Awards

The Committee is authorized to grant Awards in the form of performance awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period are determined by the Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, shares of common stock or other property, or any combination thereof, as determined by the Committee. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by the company under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means the company’s chief executive officer and each other person whose compensation is required to be disclosed in the company’s filings with the SEC by reason of that person being among the two highest compensated officers of the company (other than the company’s chief executive officer) as of the end of a taxable year. If and to the extent required under Code Section 162(m), any power or authority relating to a performance award intended to qualify under Code Section 162(m) is to be exercised by the Committee and not the board.

If and to the extent that the Committee determines that these provisions of the 2013 Plan are to be applicable to any Award, one or more of the following business criteria for our company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of our company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), are to be used by the Committee in establishing performance goals for Awards under the 2013 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the fair market value of a share of common stock. Any of the above goals may be determined on an absolute or relative basis (e.g., growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the company. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges; (ii) an event either not directly related to the operations of the company or not within the reasonable control of the company’s management; (iii) a change in accounting standards required by generally accepted accounting principles; or (iv) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential Award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of common stock, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the 2013 Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2013 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers subject to any terms and conditions the Committee may impose thereon.

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Awards under the 2013 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2013 Plan, awards under other company plans, or other rights to payment from us, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement or otherwise determined by the Committee, vesting shall occur automatically in the case of a “change in control” of the company, as defined in the 2013 Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the Committee may provide in an Award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.” For purposes of the 2013 Plan, unless otherwise specified in an Award agreement, a change in control means the occurrence of any of the following (capitalized terms used but not otherwise defined in clauses (i) through (iii) below shall have the meanings given to them in the 2013 Plan):

(i)          The acquisition by any Person (as that term is used in the Exchange Act) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of our common stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from us; (w) any acquisition by us; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)          During any period of two consecutive years (not including any period prior to the Effective Date) individuals who constitute the board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board; or

(iii)          Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving us or any of our subsidiaries, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity by us or any of our subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns us or all or substantially all of our assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of our company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination; or

(iv)          Approval by our shareholders of a complete liquidation or dissolution of our company.

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Amendment and Termination

Our board may amend, alter, suspend, discontinue or terminate the 2013 Plan or the Committee’s authority to grant Awards without further shareholder approval (including in a manner adverse to the rights of a participant under an outstanding Award), except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2013 Plan which might increase the cost of the 2013 Plan or alter the eligibility of persons to receive Awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the board, the 2013 Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under the 2013 Plan, (b) termination of the 2013 Plan by the board, or (c) the tenth anniversary of the effective date of the 2013 Plan. Awards outstanding upon expiration of the 2013 Plan will remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The 2013 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nonqualified Stock Options

An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the 2013 Plan. On exercise of a nonqualified stock option granted under the 2013 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of our company or a Related Entity, that income will be subject to the withholding of federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate or other indicia of ownership will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

The 2013 Plan provides for the grant of stock options that qualify as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

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If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of a Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, a Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2013 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the stock award, equal to the excess, if any, of the fair market value of the stock on the date the stock award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2013 Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

We will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

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Stock Appreciation Rights

We may grant SARs separate from any other Award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2013 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to us upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that Awards granted to participants under the 2013 Plan who the Committee expects to be covered employees at the time a deduction arises in connection with such Awards, may, if and to the extent so intended by the Committee, be granted in a manner that will qualify as such “performance-based compensation,” so that such Awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that Awards under the 2013 Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. Also, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his or her tax adviser as to the federal, state, local and other tax consequences of the grant or exercise of an Award or the disposition of stock acquired as a result of an Award.

Required Approvals

Approval of the Castle Brands Inc. 2013 Stock Incentive Plan requires the affirmative vote of a majority of votes cast at the meeting.

Our board recommends that you vote FOR Proposal II.

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PROPOSAL III

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013

We ask that you ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2013.

Our audit committee appointed EisnerAmper LLP as our independent registered public accounting firm for fiscal 2013. Representatives of EisnerAmper LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

If the appointment is not ratified, the adverse vote will be considered as an indication to our audit committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the selection is ratified, our audit committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in our best interest.

Required Approvals

Approval of the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2013 requires the affirmative vote of a majority of votes cast at the meeting.

Our board recommends that you vote FOR Proposal III.

CORPORATE GOVERNANCE MATTERS

Independence of Directors

We follow the NYSE MKT rules in determining if a director is independent. Our board of directors also consults with our counsel to ensure that the board’s determination is consistent with those rules and all other relevant laws and regulations regarding director independence. Consistent with these considerations, our board of directors has determined that Messrs. Beaudette, Beinstein, Eisen, Halpryn and Rubin are independent directors. The other remaining directors may not be deemed independent under the NYSE MKT rules because they currently have relationships with us that may result in them being deemed not “independent.” All members of our audit, compensation and nominating and corporate governance committees are independent. The members of our audit committee are also independent under Rule 10A-3 under the Exchange Act and under the NYSE MKT rules for audit committee independence.

Board Leadership Structure and Role in Risk Oversight

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles, and the needs of our company at any point in time. We currently maintain separate roles between the chief executive officer and chairman of the board in recognition of the differences between the two responsibilities. Our chief executive officer is responsible for setting our strategic direction and for day-to-day leadership and performance of our company. Our chairman of the board provides input to the chief executive officer, sets the agenda for board meetings, and presides over meetings of the full board of directors, as well as executive sessions of the board of directors. We do not have a lead director because we believe that the separation of the roles of chairman of the board and chief executive officer make the role of lead director unnecessary.

The board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing our company, and our company’s board leadership structure supports this approach. The board receives periodic reports from management regarding the most significant risks facing our company. Also, our audit committee assists the board in its oversight role by receiving periodic reports regarding our company’s risk and control environment.

Board Committee Membership and Information

The following table shows the current members of each board committee, the directors our board has determined to be independent and the number of meetings held by each committee in fiscal 2012.

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Director	Independent	Audit	Compensation	Nominating and Corporate Governance
Mark Andrews
John F. Beaudette	X			X
Henry C. Beinstein	X	X		X
Harvey P. Eisen	X		X	X
Phillip Frost, M.D.
Glenn L. Halpryn	X	X	X
Richard J. Lampen
Micaela Pallini
Steven D. Rubin	X	X	X	X
Dennis Scholl
Number of meetings held in fiscal 2012	1	4	1	1

Our board of directors met four times during fiscal 2012. During fiscal 2012, with the exception of Dr. Frost who attended one meeting, each of our current directors attended at least 75% of the aggregate number of meetings of the board and of each committee of which he or she was a member. We expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Although we do not have any formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. Two directors attended our 2011 annual meeting.

Executive Sessions

We regularly schedule executive sessions during which our independent directors meet without the presence of or participation by management.

Nominating Committee Information

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee identifies, researches and recommends to the board of directors qualified candidates to serve as directors on our board of directors.

Our nominating and corporate governance committee is responsible for, among other things:

•	recommending to our board of directors the slate of nominees of directors to be proposed for election by the shareholders and individuals to be considered by our board of directors to fill vacancies;

•	establishing criteria for selecting new directors; and

•	reviewing and assessing annually the performance of the nominating and corporate governance committee and the adequacy of the nominating and corporate governance committee charter.

Our nominating and corporate governance committee will consider candidates suggested by our shareholders pursuant to written applications submitted to the nominating and corporate governance committee, in care of our Corporate Secretary at the address set forth below for the submission of shareholder proposals.

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Besides considering candidates suggested by shareholders, our nominating and corporate governance committee also accepts recommendations from our directors, members of management and others familiar with, and experienced in, the beverage alcohol industry. Our nominating and corporate governance committee establishes criteria for the selection of nominees and reviews the appropriate skills and characteristics required of board members. In evaluating candidates, the committee considers issues of independence, diversity and expertise in numerous areas, including experience in the premium branded spirits industry, finance, marketing, international experience and culture. Our nominating and corporate governance committee selects individuals of the highest personal and professional integrity who have demonstrated exceptional ability and judgment in their field and who would work effectively with the other directors and nominees to the board of directors. Our nominating and corporate governance committee also monitors and reviews the committee structure of our board of directors, and each year it recommends to our board of directors for its approval directors to serve as members of each committee. The nominating and corporate governance committee conducts an annual review of the adequacy of the nominating and corporate governance charter (described above) and recommends proposed changes.

The persons to be elected at our annual meeting are the current directors standing for re-election.

Compensation Committee

Messrs. Eisen, Halpryn and Rubin currently comprise our compensation committee. None of these individuals has ever served as an officer of ours or of any of our subsidiaries. The compensation committee does not have a charter. More information regarding the role and policies of the compensation committee is included below under the headings “Executive Compensation” and “Director Compensation.”

Audit Committee Information and Report

Our audit committee assists the board in monitoring:

•	the integrity of our financial statements;

•	our independent auditor’s qualifications and independence;

•	the performance of our independent auditor; and

•	our compliance with legal and regulatory requirements.

The audit committee also reviews and approves all related-party transactions. Our audit committee charter is posted on our investor relations website at http://investor.castlebrandsinc.com.

As required by applicable SEC and NYSE MKT rules, our board has determined that each audit committee member is financially literate and that Mr. Beinstein, who chairs the committee, is an audit committee financial expert as defined by SEC rules.

Fees to Independent Registered Public Accounting Firm for Fiscal 2012 and 2011

EisnerAmper LLP billed us the following amounts for professional services rendered for fiscal 2012 and 2011:

	2012	2011
Audit Fees	$223,330	$233,500
Audit-Related Fees	8,500	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$231,830	$233,500

Audit Fees

This category includes the audit of our annual financial statements, reviews of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. This category also includes fees for advice on accounting matters that arose during, or as a result of, the annual audit or the reviews of interim financial statements.

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Audit-Related Fees

This category consists of assurance and related services provided by EisnerAmper LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category may include accounting consulting and due diligence services rendered in connection with acquisitions.

Tax Fees

This category would include fees for professional services rendered by EisnerAmper LLP for tax compliance, tax advice and tax planning.

All Other Fees

This category would consist of fees for other miscellaneous items.

Audit Committee Pre-Approval Policy

In accordance with its charter, our audit committee reviews and approves in advance on a case-by-case basis each engagement (including the fees and terms thereof) by us of accounting firms that will perform permissible non-audit services or audit, review or attest services for us. Our audit committee is authorized to establish detailed pre-approval policies and procedures for pre-approval of such engagements without a meeting of the audit committee, but our audit committee has not established any such pre-approval procedures at this time.

Our audit committee pre-approved all fees of our principal accounting firm for fiscal 2012.

Audit Committee Report

Under its written charter, our audit committee’s responsibilities include, among other things:

•	appointing, replacing, overseeing and compensating the work of our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our quarterly financial statements and discussing with management our earnings releases;

•	pre-approving all auditing services and permissible non-audit services provided by our independent registered public accounting firm;

•	engaging in a dialogue with our independent registered public accounting firm regarding relationships that may adversely affect the independence of the independent registered public accounting firm and, based on such review, assessing the independence of our independent registered public accounting firm;

•	providing the audit committee report to be filed with the SEC in our annual proxy statement;

•	reviewing with our independent registered public accounting firm the adequacy and effectiveness of the internal controls over our financial reporting;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential anonymous submission by our employees of anonymous concerns regarding questionable accounting or auditing matters;

•	reviewing and pre-approving related-party transactions;

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•	reviewing and discussing with management and our independent registered public accounting firm management’s annual assessment of the effectiveness of the internal controls and our independent registered public accounting firm’s attestation;

•	appointing or replacing the independent auditor;

•	reviewing and discussing with management and our independent registered public accounting firm the adequacy and effectiveness of our internal controls including any significant deficiencies in the design or operation of our internal controls or material weaknesses and any fraud, whether or not material, that involves our management or other employees who have a significant role in our internal controls and the adequacy and effectiveness of our disclosure controls and procedures; and

•	reviewing and assessing annually the adequacy of the audit committee charter.

Our audit committee has met and held discussions with management and EisnerAmper LLP, our independent auditors. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee discussed with EisnerAmper LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and adopted by the Public Company Accounting Oversight Board, which requires the independent registered public accounting firm to provide the audit committee with information regarding the scope and results of its audit of the company’s financial statements, including information with respect to the firm’s responsibilities under auditing standards generally accepted in the United States, significant accounting policies, management judgments and estimates, any significant audit adjustments, any disagreements with management and any difficulties encountered in performing the audit.

EisnerAmper LLP also provided the audit committee with the written disclosures and letter regarding independence required by the Public Company Accounting Oversight Board regarding the independent auditors’ communication with the audit committee regarding independence. The audit committee discussed with EisnerAmper LLP and management the auditors’ independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by EisnerAmper LLP.

Based upon the audit committee’s discussion with management and the independent auditors and the audit committee’s review of our audited financial statements, the representations of management and the report of the independent auditors to the audit committee, the audit committee recommended that our board include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended March 31, 2012.

The Members of the Audit Committee

Henry C. Beinstein

Glenn L. Halpryn

Steven D. Rubin.

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EXECUTIVE COMPENSATION

Compensation Overview

We are a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended, and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. This Compensation Overview section discusses the compensation programs and policies for our executive officers and the compensation committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers, including our “named executive officers.”

Our compensation committee has the sole authority and responsibility to review and determine, or recommend to our board of directors for determination, the compensation package of our chief executive officer and each of our other named executive officers, each of whom is identified in the Summary Compensation Table below. Our compensation committee also considers the design and effectiveness of the compensation program for our other executive officers and approves the final compensation package, employment agreements and stock award and option grants for all of our executive officers. Our compensation committee is composed entirely of independent directors who have never served as officers of our company. Our compensation committee is authorized to engage compensation consultants, but neither it nor our management did so in fiscal 2012.

Set forth below is a discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements. Information regarding director compensation is included under the heading “Director Compensation” contained in this proxy statement.

General Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our shareholders. To achieve this objective, besides annual base salaries, our executive compensation program utilizes a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, our compensation committee considers a number of criteria, including the executive’s scope of responsibilities, prior and current period performance and attainment of individual and overall company performance objectives and retention concerns. Our president and chief executive officer and our compensation committee believe that substantial portions of executive compensation should be linked to the overall performance of our company, and that the contribution of individuals over the course of the relevant period to the goal of building a profitable business and shareholder value will be considered in the determination of each executive’s compensation.

Generally, our compensation committee reviews and, as appropriate, modifies compensation arrangements for executive officers in the first quarter of each fiscal year, subject to the terms of existing employment agreements with our named executive officers, as discussed below. For the fiscal year ended March 31, 2012, except for our president and chief executive officer’s compensation, our compensation committee also considered our president and chief executive officer’s executive compensation recommendations, which recommendations were presented at the time of our compensation committee’s annual review of executive performance and compensation arrangements. In making such determinations, the compensation committee considered the overall performance of each executive and their contribution to the growth of our company and its products as well as overall company performance through personal and corporate achievements. As we are not yet cash-flow positive, the compensation committee considered each executive officer’s contributions to brand growth, cost management and long-term value creation for our shareholders for the fiscal year ended March 31, 2012, as well as the retention of our executive officers.

Summary Compensation Table

The following table shows the compensation paid to our named executive officers for our 2012 and 2011 fiscal years.

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Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	All Other Compen- sation		Total
Richard J. Lampen	2012	—	—	—	$65,919	—		$65,919
President and chief executive officer	2011	—	—	—	44,129	—		44,129
John S. Glover	2012	$278,486	$35,000	—	20,121	—		333,607
Chief operating officer	2011	270,375	35,000	$11,161	9,083	—		325,619
T. Kelley Spillane	2012	267,916	20,000	—	7,144	$1,415	(2)	296,475
Senior vice president – U.S. Sales	2011	260,113	20,000	11,161	3,381	1,415	(2)	296,070

(1)	Represents the dollar amount of expenses recognized for financial statement purposes with respect to the 2012 and 2011 fiscal years for the fair value of stock-based compensation granted in fiscal 2012 and prior fiscal years in accordance with ASC 718 "Compensation - Stock Compensation." Under SEC rules, the amounts shown exclude the impact of estimated forfeitures relating to service-based vesting conditions. See note 13 to our consolidated financial statements for the year ended March 31, 2012 included in our annual report on Form 10-K regarding the assumptions underlying the valuation of these grants.
(2)	Represents life insurance premiums paid by us for the benefit of Mr. Spillane.

Narrative Disclosure to Summary Compensation Table

Material Terms of Named Executive Officers’ Employment Agreements

The material terms of Messrs. Glover’s and Spillane’s employment agreements are described in the table below. Mr. Lampen, our president and chief executive officer, does not receive a salary or benefits from us in connection with his service. Instead, we are party to a management services agreement with Vector Group Ltd., a more than 5% shareholder, under which Vector Group agreed to make available to us Mr. Lampen’s services. For a discussion of this agreement, see “Certain Relationships and Related Transactions - Related party transactions - Agreement with Vector Group Ltd.”

Certain Material Terms of Employment Agreements with Named Executive Officers

Named Executive Officer	Date of Agreement		Current Annual Base Salary under the Agreement (1)	Performance Bonus (as Percentage of Annual Base Salary Unless Otherwise Indicated)	Expiration Date of Agreement	Duration of Severance Payments (2)
Richard J. Lampen	—		—	—	—	—
John S. Glover	1/24/2008	(3)	$287,350	Up to 60%	3/31/2014	12 months
T. Kelley Spillane	5/2/2005	(4)	276,450	(5)	5/1/2014	12 months

(1)	Increases in Messrs. Glover’ and Spillane’s base salaries are at the compensation committee’s sole discretion.
(2)	Please see “- Potential Payments Upon Termination or Change in Control” below for a full description of these severance obligations.
(3)	Mr. Glover’s employment agreement was amended on July 26, 2011.
(4)	Mr. Spillane’s employment agreement was amended on May 11, 2012.
(5)	Mr. Spillane’s employment agreement calls for him to receive performance bonuses at the discretion of our compensation committee, with no specific percentage stated.

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Annual Incentives to Named Executive Officers

We paid aggregate cash bonuses for fiscal 2012 to our named executive officers as follows: Mr. Glover – $35,000 and Mr. Spillane – $20,000. We paid aggregate cash bonuses for fiscal 2011 to our named executive officers as follows: Mr. Glover – $35,000 and Mr. Spillane – $20,000. Mr. Lampen did not receive a cash bonus for fiscal 2012 or 2011. Theses bonus payments are included in the Summary Compensation Table above under the heading “Bonus.” On June 12, 2012, we granted options to purchase 500,000 and 250,000 shares to Messrs. Lampen and Glover, respectively. The exercise price for these options is $0.31 per share (a premium to the closing market price of $0.28 on the grant date). The foregoing options vest in four equal annual installments beginning on the first anniversary of the grant date. Also, we granted options to purchase 43,333 shares to Mr. Spillane on June 13, 2012 at an exercise price of $0.28 and options to purchase 20,800 shares to Mr. Spillane on December 19, 2011 at an exercise price of $0.261 (a premium to the closing market price of $0.25 on the grant date). Mr. Spillane's options vest in three equal annual installments beginning on the first anniversary of the grant date.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table summarizes the outstanding option awards held by our named executive officers at March 31, 2012.

	Option Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Richard J. Lampen	750,000	250,000	(1)	$0.35	11/3/2018
	200,000	200,000	(2)	$0.35	6/11/2020
	125,000	375,000	(3)	$0.33	6/20/2021
John S. Glover	60,000	—		$1.90	1/24/2018
	15,400	—		$0.21	6/9/2018
	37,500	12,500	(4)	$0.35	6/22/2019
	112,250	112,250	(2)	$0.35	6/11/2020
	62,500	187,500	(3)	$0.33	6/20/2021
T. Kelley Spillane	60,000	—		$6.00	1/9/2014
	5,000	—		$8.00	1/27/2015
	7,500	—		$7.23	6/12/2016
	33,900	—		$0.21	6/9/2018
	26,250	8,750	(4)	$0.35	6/22/2019
	32,500	32,500	(2)	$0.35	6/11/2020
	5,700	11,400	(5)	$0.35	12/7/2020
	14,883	29,767	(6)	$0.31	6/15/2021
	—	20,800	(7)	$0.26	12/19/2021

(1)	This option vests in four equal annual installments with the first installment vested on January 21, 2010.
(2)	This option vests in four equal annual installments with the first installment vested on June 11, 2011.
(3)	This option vests in four equal annual installments with the first installment vested on June 20, 2012.
(4)	This option vests in four equal annual installments with the first installment vested on June 22, 2010.
(5)	This option vests in three equal annual installments with the first installment vested on December 7, 2011.
(6)	This option vests in three equal annual installments with the first installment vested on June 15, 2012.
(7)	This option vests in three equal annual installments with the first installment vesting on December 19, 2012.

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Timing of Equity Grants

For all of our employees, including our named executive officers, grants of equity-based compensation are effective on the date that our compensation committee approves them. All stock option grants to employees, including named executive officers, are made with an exercise price at least equal to the fair market value of the underlying stock on the grant date. Our compensation committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

Severance and Change in Control Benefits

We provide certain severance and change in control benefits to Messrs. Glover and Spillane. You can find detailed information about these benefits under the heading “Potential Payments Upon Termination or Change in Control” below.

Perquisites and Other Benefits

We generally provide the same health and welfare benefits to all of our full-time employees, including our named executive officers, including health and dental coverage, disability insurance, and paid holidays and other paid time off.

We maintain a 401(k) retirement savings plan for the benefit of all of our full-time employees, including our named executive officers.

Indemnification

Our articles of incorporation, as amended, and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Florida law. We also have entered into indemnity agreements with each of our directors and named executive officers.

Material Tax Implications of Our Compensation Policy

Code Section 162(m) limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers unless, in general, the compensation is paid under a plan which is performance-related, non-discretionary and has been approved by our shareholders. Our compensation committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate compensation for their performance. We did not pay any compensation during fiscal 2012 that would be subject to the limitations set forth in Section 162(m).

Potential Payments Upon Termination or Change in Control

The following describes the potential payments upon termination or a change in control for our named executive officers.

Termination Without Cause

Under employment agreements with our named executive officers, if we terminate the executive’s employment without “cause,” we have agreed to pay the executive his annual base salary and a pro-rated bonus, and for Mr. Glover, provide benefits to maintain medical insurance, for 12 months following termination.

Also, if we terminate any of our named executive officers without “cause,” then such officer is entitled to accelerated vesting or other treatment of some or all of the stock options granted to such executive under the terms of such executive’s employment agreement.

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For Mr. Glover, the vesting of any options held accelerates with respect to the number of shares of our common stock that equals (x) the number of shares that would have vested during the 12 months following termination, multiplied by (y) a fraction, the numerator of which is the number of full calendar months that have elapsed since the last vesting date or the original issue date (if a vesting date has not occurred) and the denominator of which is the number of full calendar months from the last vesting date or the original issue date (if a vesting date has not occurred) to the vesting date during the 12 months following termination. For Mr. Spillane, any unvested options that would have become vested if his employment continued during the 12 month period following his termination will become vested at the end of such 12 month period and will be exercisable for a period of two years after termination.

For Mr. Glover, “cause” is defined as (i) personal dishonesty, (ii) willful misconduct, (iii) breach of fiduciary duty, (iv) failure to substantially perform assigned duties relating to his performance under his agreement, (v) conviction or entry of any plea of guilty or nolo contendere to any felony or other lesser crime that would require removal from his position with us (e.g. any alcohol or drug related misdemeanor) or (vi) material breach of any provision of his employment agreement for a period of 15 days after written demand by us.

For Mr. Spillane, “cause” is defined as (i) personal dishonesty, (ii) willful misconduct, (iii) breach of fiduciary duty, (iv) failure to substantially perform assigned duties relating to his performance under his agreement (other than due to becoming disabled) as reasonably determined by our board or (v) any willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of his employment agreement as reasonably determined by our board.

Non-Renewal of Employment Agreement

If we do not renew his employment agreement, then each such officer is entitled to receive his annual base salary and medical benefits for six months and a pro-rata share of his annual incentive bonus.

Termination Due to Disability

The employment agreements of Messrs. Glover and Spillane each provide that, in each case, if we terminate such executive due to a “disability,” we must pay such executive his annual base salary for a period of one year following the date of termination, minus any other disability benefits provided by us to the executive during this period, plus a pro-rated bonus for the year in which the termination occurs. For each of our named executive officers, a “disability” is defined in his employment agreement as a failure, because of illness or incapacity, to perform the duties of his employment for six months.

Termination by Employee with Good Reason

Each named executive officer’s employment agreement provides that if he terminates his employment for “good reason,” we have agreed to pay the executive his annual base salary and a pro-rated bonus, and for Mr. Glover, provide benefits to maintain medical insurance, for 12 months following termination.

For Mr. Glover, “good reason” means a termination of his employment within 30 days after (i) a material diminution in nature, title or status of his responsibilities, (ii) dissolution or divestiture of all or a significant portion of our assets or another material change to us that would materially adversely diminish the nature, title or status of his job responsibilities, (iii) a relocation of his principal place of work to a location of more than 50 miles from our current office or (iv) our failure to perform any obligation under his employment agreement for a period of 15 days following written notice by him. For Mr. Spillane, “good reason” means a termination of his employment within 30 days after (i) a material diminution in nature or status of his responsibilities, (ii) dissolution or divestiture of all or a significant portion of our assets or another material change to us that would materially adversely diminish the nature or status of his job responsibilities or (iii) our material breach of any provision under his employment agreement which is not cured within 15 business days following written notice by him.

Any severance payments described above under “Termination Without Cause,” “Non-Renewal of Employment Agreement,” “Termination Due to Disability” and “Termination by Employee with Good Reason” are in consideration of the non-compete provisions contained in each named executive officer’s employment agreement.

Each of our named executive officers is prohibited from, during the term of his employment and for 12 months thereafter, (1) competing with us, (2) soliciting our employees and (3) soliciting our customers.

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Change in Control

If any of our named executive officers is terminated following or in connection with a “change of control” of our company (as defined for each executive below), by the executive for “good reason” or by our company or its successor without “cause,” all unvested stock options granted to the executive will vest without further action on the date of termination and all stock options granted to the executive will be exercisable during the remainder of their original terms.

For Messrs. Glover and Spillane, a “change of control” is defined as (i) any person becoming the beneficial owner of 35% or more of our outstanding voting stock, other than directly from us; (ii) a merger or consolidation of our company where 49% or more of the voting stock of the surviving company is held by persons other than our former shareholders; (iii) during any period of two consecutive years, individuals who at the beginning of such period were members of our board of directors cease to constitute at least a majority thereof (unless the appointment, election or the nomination for election by our shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period); or (iv) a sale or disposal of substantially all of our assets to an outside entity or entities. Subclause (i) of the prior sentence will not apply to any acquisition of our securities by Dr. Frost, any member of his immediate family, any “person” or “group” (as used in Section 13(d)(3) of the Exchange Act) that is controlled by Dr. Frost or any member of his immediate family, any beneficiary of the estate of Dr. Frost, or any trust, partnership, corporate or other entity controlled by any of the foregoing.

The following table quantifies for each named executive officer the estimated potential severance payments and benefits that would be provided (excluding the pro-rata portion of any potential incentive bonus), if each termination circumstance set forth below occurred on March 31, 2012.

Named Executive Officer	Severance Payment		Estimated Value of Benefits (1)	Benefit of Acceleration for Vesting of Option Awards (2)
Richard J. Lampen
Termination without cause/with good reason	—		—	—
Non-renewal of employment agreement	—		—	—
Termination due to disability	—		—	—
Change in control	—		—	—

John S. Glover
Termination without cause/with good reason	$278,486	(3)	$11,282	$21,250
Non-renewal of employment agreement	139,243	(3)	5,641	N/A
Termination due to disability	278,486	(3)	N/A	21,250
Change in control	278,486	(3)	11,282	21,250

T. Kelley Spillane
Termination without cause/with good reason	267,916	(3)	N/A	5,215
Non-renewal of employment agreement	133,958	(3)	8,853	N/A
Termination due to disability	267,916	(3)	N/A	5,215
Change in control	267,916	(3)	N/A	5,215

(1)	Estimated using the value of COBRA payments at the rates in effect on March 31, 2012.

(2)	The estimated amount of benefit was calculated by multiplying the number of options that would accelerate vesting upon the termination circumstance indicated by the difference between the closing price of our common stock on March 30, 2012, which was $0.27 and the exercise price of the stock option. This column shows no benefit for Mr. Lampen since the exercise price for his stock options was above the closing price of our common stock at March 31, 2012. This column shows a benefit for each of Messrs. Glover and Spillane due to the accelerated vesting of option awards granted to each such named executive officer.

(3)	Severance payments would be paid out over the duration of the severance period.

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DIRECTOR COMPENSATION

The following table summarizes compensation paid to directors during our 2012 fiscal year.

Fiscal 2012 Director Compensation

Name	Fees Earned or Paid in Cash		Option Awards (1) (Includes Prior Fiscal Years)		Total
Mark Andrews	—		$18,993	(2)	$18,993
John F. Beaudette	$12,500		2,101	(3)	14,601
Henry C. Beinstein	17,500		4,506	(4)	22,006
Harvey P. Eisen	15,000		4,506	(5)	19,506
Phillip Frost, M.D.	10,000		5,107	(6)	15,107
Glenn L. Halpryn	17,500		5,107	(7)	22,607
Richard J. Lampen	—	(8)	—		—
Micaela Pallini	10,000		5,107	(9)	15,107
Steven D. Rubin	20,000		4,506	(10)	24,506
Dennis Scholl	10,000		5,759	(11)	15,759

(1)	Represents the dollar amount of expenses recognized for financial statement purposes with respect to the 2012 fiscal year for the fair value of stock options granted in fiscal 2012 and prior fiscal years in accordance with ASC 718 “Compensation - Stock Compensation.” Under SEC rules, the amounts shown exclude the impact of estimated forfeitures relating to service-based vesting conditions. See note 13 to our consolidated financial statements for fiscal 2012 included in our annual report on Form 10-K regarding the assumptions underlying the valuation of these option grants.
(2)	Mr. Andrews, our chairman, receives an annual salary of $100,000. We do not pay any additional cash compensation for his services as a director. As of March 31, 2012, Mr. Andrews held options to purchase 625,000 shares of our common stock.
(3)	As of March 31, 2012, Mr. Beaudette held options to purchase 91,500 shares of our common stock.
(4)	As of March 31, 2012, Mr. Beinstein held options to purchase 140,000 shares of our common stock.
(5)	As of March 31, 2012, Mr. Eisen held options to purchase 140,000 shares of our common stock.
(6)	As of March 31, 2012, Dr. Frost held options to purchase 160,000 shares of our common stock.
(7)	As of March 31, 2012, Mr. Halpryn held options to purchase 160,000 shares of our common stock.
(8)	Mr. Lampen, our president and chief executive officer, receives no additional compensation for his services as a director.
(9)	As of March 31, 2012, Ms. Pallini held options to purchase 160,000 shares of our common stock.
(10)	As of March 31, 2012, Mr. Rubin held options to purchase 140,000 shares of our common stock.
(11)	As of March 31, 2012, Mr. Scholl held options to purchase 140,000 shares of our common stock.

Our board of directors believes that compensation for our non-employee directors should be a combination of cash and equity-based compensation. Employee directors are not paid for their service on the board of directors and only receive compensation as employees.

In December 2008, effective with the 2008 annual meeting, our board of directors approved the payment of annual compensation of our non-employee directors comprised of cash and options granted under the 2003 Stock Incentive Plan, as amended, as set forth in the following table:

Type of Compensation	Amount
Annual director retainer (paid quarterly)	$10,000
Additional annual retainer for committee participants, except chairs (paid quarterly)	$2,500
Additional annual retainer for committee chairs (paid quarterly)	$5,000
Option to purchase shares of our common stock upon initial election	100,000 shares
Additional options to purchase shares of our common stock for board service (per director, per year)	20,000 shares
Reimbursement of expenses related to board attendance	Reasonable expenses reimbursed as incurred

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party policy

Our Code of Conduct requires us to avoid related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by our board or audit committee. Related-party transactions are defined as transactions in which:

•	the aggregate amount involved is expected to exceed $120,000 in any calendar year;

•	we or any of our subsidiaries is a participant; and

•	any (a) executive officer, director or director nominee, (b) 5% or greater beneficial owner of our common stock, or (c) immediate family member, of the persons listed in clauses (a) and (b), has or will have a material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

A conflict of interest can arise when a person takes actions or has interests that may make it difficult for such person to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. Our audit committee, under its charter, reviews and approves related-party transactions to the extent we enter into such transactions.

The audit committee considers all relevant factors when determining whether to approve a related party transaction, including:

•	whether the transaction is on terms no less favorable to us than terms generally available to an unaffiliated third-party under the same or similar circumstances; and

•	the extent of the related party’s interest in the transaction.

A director may not participate in the approval of any transaction in which he is a related party, but must provide the audit committee with all material information concerning the transaction. Also, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related-party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related party transactions

Relationship with Pallini S.p.A.

Since August 2004, we have had an agreement with Pallini S.p.A. (formerly known as I.L.A.R. S.p.A.), which became a more than 5% shareholder in October 2008, under which we are the exclusive U.S. importer for Pallini Limoncello and its flavor extensions. In January 2011, we entered into an agreement with Pallini Internazionale S.r.l. (“Pallini”), as successor in interest to I.L.A.R., regarding the importation and distribution of certain Pallini brand products, under which the exclusive territory is the fifty states of the United States of America and the District of Columbia, but does not include Puerto Rico, overseas territories or military bases of the United States that were included in the August 2004 agreement. The January 2011 agreement supersedes our August 2004 agreement with Pallini S.p.A. The terms of the January 2011 agreement were effective as of April 1, 2010. Ms. Pallini, one of our directors, is an officer and the head of production of Pallini S.p.A. For the fiscal years ended March 31, 2012 and March 31, 2011, we purchased $3,502,878 and $2,948,625 of goods from Pallini, respectively. As of March 31, 2012 and 2011, Pallini owed us $122,640 and $216,361 for its share of marketing expense, respectively. Also, as of March 31, 2012 and 2011, we were indebted to Pallini for $436,561 and $695,270, respectively.

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Agreements with Ladenburg Thalmann & Co. Inc. and Ladenburg Thalmann Financial Services Inc.

In November 2008, we entered into an agreement to reimburse Ladenburg Thalmann Financial Services Inc, the parent of Ladenburg Thalmann & Co. Inc., for its costs in providing certain administrative, legal and financial services to us. Mr. Lampen, our president and chief executive officer and a director, is the president and chief executive officer and a director of Ladenburg Thalmann Financial Services Inc. Dr. Frost, one of our directors, is the chairman and principal shareholder of Ladenburg Thalmann Financial Services Inc. Mr. Beinstein, one of our directors, is a director of Ladenburg Thalmann Financial Services Inc. For the fiscal years ended March 31, 2012 and 2011, Ladenburg Thalmann Financial Services Inc. was paid $183,888 and $124,450, respectively, under this agreement.

Ladenburg Thalmann & Co. Inc. acted as our placement agent in connection with the June 2011 financing transaction described below under the heading “June 2011 Financing Transaction.” As placement agent for that offering, we paid Ladenburg Thalmann & Co. Inc. aggregate placement fees of approximately $40,000 and issued to Ladenburg Thalmann & Co. Inc. a warrant to purchase 30,838 shares of our common stock.

Loans from Certain Executive Officers, Directors and Shareholders

In December 2010, we issued promissory notes in the aggregate principal amount of $1.0 million to Frost Gamma Investments Trust, an entity affiliated with Dr. Phillip Frost, a director and principal shareholder of our company, Vector Group Ltd., a principal shareholder of ours, IVC Investments, LLLP, an entity affiliated with Mr. Glenn Halpryn, a director of our company, Mark Andrews, our chairman, and Richard Lampen, our president and chief executive officer. Borrowings under these notes were to mature on June 21, 2012 and bore interest at a rate of 11% per annum. Interest was accrued quarterly and was due at maturity. These notes could be prepaid in whole or in part at any time prior to maturity without penalty, but with payment of accrued interest to the date of prepayment. These notes did not contain any financial covenants. In October 2011, these notes, and accrued but unpaid interest thereon, were converted into Series A preferred stock and warrants as part of the June 2011 Financing Transaction described below.

In June 2010, we issued a $2.0 million note to an affiliate of Phillip Frost, M.D. (the “Frost Note”). Borrowings under the Frost Note were to mature on June 21, 2012 and bore interest at a rate of 11% per annum. Interest was accrued quarterly and was due at maturity. The Frost Note could be prepaid in whole or in part at any time prior to maturity without penalty, but with payment of accrued interest to the date of prepayment. The Frost Note did not contain any financial covenants. In October 2011, the Frost Note, and accrued but unpaid interest thereon, was converted into Series A preferred stock and warrants as part of the June 2011 Financing Transaction.

In December 2009, we entered into a $2.5 million revolving credit agreement with, among others, Frost Gamma Investments Trust, Vector Group Ltd., Lafferty Ltd., IVC Investors, LLLP, Mark Andrews and Richard Lampen. Under the credit agreement, we were able to borrow from time to time up to $2.5 million to be used for working capital or general corporate purposes. Borrowings under the credit agreement were to mature on April 1, 2013 and bore interest at a rate of 11% per annum, payable quarterly. We paid an aggregate commitment fee of $0.05 million to the lenders under the credit agreement. Amounts could be repaid and reborrowed under the revolving credit agreement without penalty. In August 2011, $2.0 million of principal and accrued interest was paid on this note in connection with the closing of our revolving loan agreement with Keltic Financial Partners II, LP. In October 2011, the remaining $0.5 million of this note, and accrued but unpaid interest thereon, was converted into Series A preferred stock and warrants as part of the June 2011 Financing Transaction.

In connection with the September 2009 Betts & Scholl acquisition, we issued a secured promissory note in the aggregate principal amount of $1.1 million to Betts & Scholl, LLC, an entity affiliated with Mr. Scholl, one of our directors. The note was secured under a security agreement by the Betts & Scholl inventory acquired. The note provided for an initial payment of $0.3 million, paid at closing, and for eight equal quarterly payments of principal and interest, with the final payment due on September 21, 2011. Interest under the note accrued at an annual rate of 0.84%, compounded quarterly. In December 2010, we amended the terms of the note to provide that the quarterly payments of principal and interest due December 21, 2010 and March 21, 2011, each in the amount of $0.1 million, would not be due and payable until the maturity date of such note and that such installment payments would bear interest, payable on such maturity date, at the rate of 11% per annum, compounded quarterly. In August 2011, $0.2 million of principal and accrued interest was paid on this note in connection with the closing of the Keltic facility. In October 2011, the remaining $0.1 million due under this note was converted into Series A preferred stock and warrants as part of the June 2011 Financing Transaction.

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Agreement with Vector Group Ltd.

In November 2008, we entered into a management services agreement with Vector Group Ltd., a more than 5% shareholder, under which Vector Group agreed to make available to us the services of Richard J. Lampen, Vector Group’s executive vice president, effective October 11, 2008 to serve as our president and chief executive officer and to provide certain other financial and accounting services, including assistance with complying with Section 404 of the Sarbanes-Oxley Act of 2002. In consideration for such services, we agreed to pay Vector Group an annual fee of $100,000, plus any direct, out-of-pocket costs, fees and other expenses incurred by Vector Group or Mr. Lampen in connection with providing such services, and to indemnify Vector Group for any liabilities arising out of the provision of the services. The agreement is terminable by either party upon 30 days’ prior written notice. For the fiscal years ended March 31, 2012 and March 31, 2011, we paid Vector Group $118,893 and $105,326, respectively, under this agreement. Mr. Beinstein, a director of our company, is also a director of Vector Group.

June 2011 Financing Transaction

On June 8, 2011, we entered into two Securities Purchase Agreements (“Securities Purchase Agreements”), between us and purchasers (“Purchasers”), under which the Purchasers agreed to purchase an aggregate of approximately $2,155,000 of the our newly-designated Series A preferred stock, for its stated value of $1,000 per share (“Stated Value”), and warrants to purchase 50% of the number of shares of our common stock issuable upon conversion of such Series A preferred stock in a private offering. Subject to adjustment, the Series A preferred stock is convertible into shares of our common stock at a conversion price of $0.304 per share and the warrants have an exercise price of $0.38 per share. The closing sale price of our common stock was $0.28 per share on June 7, 2011, the day before we executed the Securities Purchase Agreements.

Also on June 8, 2011, we entered into a Securities Purchase Agreement (“Affiliate Purchase Agreement”), with directors, officers and other affiliates of ours (“Affiliate Purchasers”), under which the Affiliate Purchasers agreed to purchase an aggregate of approximately $1,005,000 of Series A preferred stock and warrants on substantially the same terms as under the Securities Purchase Agreements, subject to shareholder approval of such issuance under NYSE MKT rules. Pending shareholder approval, we issued an aggregate of approximately $1,005,000 in promissory notes (“Temporary Notes”) to the Affiliate Purchasers, which together with accrued but unpaid interest thereon converted automatically into Series A preferred stock and warrants following shareholder and NYSE MKT approval of such transaction. The Temporary Notes bore interest at a rate of 10% per year. The Affiliate Purchasers included Frost Gamma Investments Trust ($600,000), Mr. Lampen ($50,000), Mr. Andrews and certain of his affiliates ($300,000), Mr. Glover, our chief operating officer ($50,000), and Mr. Small, our senior vice president, chief financial officer, secretary and treasurer ($5,000).

Also on June 8, 2011, we entered into an Exchange Agreement (“Exchange Agreement” and together with the Securities Purchase Agreements and the Affiliate Purchase Agreement, the “Purchase Agreements”), with holders of our outstanding debt, including directors, officers and other affiliates of ours (“Exchange Purchasers”), under which the Exchange Purchasers agreed to purchase Series A preferred stock and warrants in exchange for approximately $3,607,000 aggregate principal amount of our existing debt, and accrued but unpaid interest thereon, on substantially the same terms as the Securities Purchase Agreement and the Affiliate Purchase Agreement, subject to shareholder approval. These notes and accrued but unpaid interest thereon converted into Series A preferred stock and warrants in October 2011 following shareholder and NYSE MKT approval of such transaction. The Exchange Purchasers of our existing debt included Frost Gamma Investments Trust ($2,500,000), Vector Group Ltd. ($200,000), Mr. Lampen ($200,000), Mr. Andrews ($200,000), IVC Investments, LLP ($200,000), and Betts & Scholl, LLC (which converted principal, but not accrued but unpaid interest thereon) ($107,354).

We also entered into a Registration Rights Agreement, dated as of June 8, 2011, with the Purchasers, Affiliate Purchasers and Exchange Purchasers under which we agreed to register for resale the shares of common stock issuable upon conversion of the Series A preferred stock and exercise of the warrants.

A special committee of our board, which consisted solely of independent directors, recommended to our board the approval of the transactions contemplated by the Purchase Agreements.

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OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of these forms furnished to us and representations made to us that no other reports were required, we are not aware of any late or delinquent filings required under Section 16(a) with respect to the fiscal year ended March 31, 2012.

Independent Auditors

EisnerAmper LLP was our independent auditor for fiscal 2012 and will serve in that capacity for the 2013 fiscal year unless our audit committee deems it advisable to make a substitution. Representatives of EisnerAmper LLP are expected to be present at the meeting. The representatives of EisnerAmper LLP will have the opportunity to make statements and will be available to respond to appropriate questions from shareholders.

Solicitation of Proxies

We are paying the cost of soliciting proxies. Besides the use of the mails, we may solicit proxies by personal interview, telephone or similar means. No director, officer or employee will be specially compensation for these activities. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.

Submission of Future Shareholder Proposals

Shareholder proposals to be presented at our 2013 annual meeting of shareholders must be received by us no later than May 15, 2013 and must otherwise comply with applicable SEC requirements to be considered for inclusions in the proxy statement and proxy for the 2013 annual meeting. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or by proxy at the shareholder meeting and material interest, if any, in the matter being proposed.

Shareholders who do not wish to submit a proposal for inclusion in our proxy materials relating to our 2013 annual meeting in accordance with Rule 14a-8 may submit a proposal for consideration at the 2013 annual meeting in accordance with our bylaws. Such shareholders must provide timely notice in writing in accordance with the laws of the State of Florida. To be timely under such laws, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the meeting. Accordingly, for our 2013 annual meeting, proposals must be received at our principal executive offices not earlier than July 17, 2013 and not later than August 16, 2013. However, if the 2013 annual meeting is called for a date that is not within 30 days before or after the anniversary date of the meeting, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the 2013 annual meeting is mailed to shareholders or made public, whichever first occurs. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders.

Shareholder proposals should be addressed to Castle Brands Inc., Attention: Corporate Secretary, 122 East 42nd Street, Suite 4700, New York, New York 10168.

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Communications with our Board of Directors

Any shareholder or other interested party wishing to communicate with our board may do so by sending written communications addressed to the Corporate Secretary, Castle Brands Inc., 122 East 42nd Street, Suite 4700, New York, New York 10168 or by email to info@castlebrandsinc.com. Communications emailed to this address are automatically forwarded to all members of the board of directors. Written communications received by the Corporate Secretary are reviewed for appropriateness. The Corporate Secretary, in accordance with company policy, at his discretion may elect not to forward items that are deemed commercial, frivolous or otherwise inappropriate for consideration by the board of directors. In such cases, correspondence may be forwarded elsewhere for review and possible response.

Discretionary Voting of Proxies

Under SEC Rule 14a-4, our management may exercise discretionary voting authority under proxies it solicits and obtains for our 2012 annual meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in New York, New York, a reasonable time before we send our proxy materials for the current year.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on October 15, 2012

This proxy statement and the 2012 Annual Report are available at http://investor.castlebrandsinc.com/annuals.cfm.

Other Business

We are not aware of any other business to be presented at the meeting. If matters not described herein should properly come before the meeting, the persons named in the accompanying proxy will use their discretion to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Richard J. Lampen,
President and Chief Executive Officer

New York, New York

September 11, 2012

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EXHIBIT A

CASTLE BRANDS INC.

2013 INCENTIVE COMPENSATION PLAN

A-(i)

CASTLE BRANDS, INC.

2013 INCENTIVE COMPENSATION PLAN

1.           Purpose. The purpose of this CASTLE BRANDS INC. 2013 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist CASTLE BRANDS INC., a Florida corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2.           Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a)          “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b)          “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)          “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)          “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)          “Board” means the Company's Board of Directors.

(f)          “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g)          “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(h)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

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(i)           “Committee” means the Company's Compensation Committee.

(j)           “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k)          “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l)           “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(m)         “Director” means a member of the Board or the board of directors of any Related Entity.

(n)          “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(o)          “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(p)          “Effective Date” means the effective date of the Plan, which shall be October 15, 2012.

(q)          “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(r)           “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(t)           “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

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(u)          “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant's duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company's or Related Entity’s requiring the Participant to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(v)          “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(w)         “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(x)          “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) hereof.

(y)         “Listing Market” means the national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Market.

(z)          “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(aa)        “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(bb)        “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(cc)        “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(dd)        “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(ee)        “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ff)         “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(gg)       “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

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(hh)       “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(ii)          “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(jj)         “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(kk)        “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(ll)          “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(mm)      “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

(nn)       “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(oo)       “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp)       “Shares” means the shares of common stock of the Company, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq)        “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr)         “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss)        “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3.            Administration.

(a)          Authority of the Committee. The Plan shall be administered by the Committee except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

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(b)          Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c)          Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company's independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.           Shares Subject to Plan.

(a)           Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 10,000,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)           Application of Limitation to Grants of Awards.. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)           Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i)          If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below.

(ii)         In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

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(iii)        Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its shareholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market.

(iv)         Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v)          Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 10,000,000 Shares.

5.           Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 2,500,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards with respect to more than 2,500,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $1,000,000 with respect to any 12 month Performance Period and (y) with respect to any Performance Period that is more than 12 months, $2,500,000.

6.           Specific Terms of Awards.

(a)          General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b)          Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)          Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(ii)         Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

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(iii)        Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)         the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B)         The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c)          Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)          Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.

(ii)         Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii)        Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

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(d)          Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i)          Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restricted Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restriction Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)         Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable Restriction Period, the Participant's Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)        Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)         Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e)          Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i)          Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Unit, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

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(ii)         Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant's Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii)        Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code).

(f)          Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)          Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award.

(h)          Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than twelve (12) months nor longer than five (5) years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

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(i)          Other Stock-Based Awards. The Committee is authorized, subject to limitations underapplicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7.           Certain Provisions Applicable to Awards.

(a)          Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b)          Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c)          Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee, all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

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(d)          Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)          Code Section 409A.

(i)          The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, as defined in Section 7(e)(ii) hereof, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii)         If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A)         Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B)         The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C)         Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)          In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii)        Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

8.           Code Section 162(m) Provisions.

(a)          Covered Employees. Unless otherwise specified by the Committee, the provisions of this Section 8 shall be applicable to any Performance Award granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee.

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(b)          Performance Criteria. If a Performance Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) change in accounting standards required by generally accepted accounting principles; or (iv) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c)          Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period no shorter than twelve (12) months and no longer than five (5) years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)          Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e)          Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as "performance based compensation" under Section 162(m) of the Code.

9.           Change in Control.

(a)          Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i)          Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

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(ii)         Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii)        With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(iv)         Notwithstanding the foregoing or any provision in any Award Agreement to the contrary, and unless the Committee otherwise determines in a specific instance, or as is provided in any employment or other agreement between the Participant and the Company or any Related Entity, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award continues to be outstanding after the Change in Control on the substantially same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company assumes or substitutes for the applicable Award, as determined in accordance with Section 10(c)(ii) hereof. For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company (other than for Cause) within 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 9(a)(i), (ii) and (iii) above.

(b)          Definition of “Change in Control”. Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i)          The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a "Controlling Interest"); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

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(ii)         During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)        Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (A) being hereinafter referred to as a “Business Reorganization”), or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Corporation or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale; or

(iv)         Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.         General Provisions.

(a)          Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

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(b)          Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)          Adjustments.

(i)          Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii)         Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

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(iii)        Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant. Notwithstanding the foregoing, no adjustments may be made with respect to any Performance Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d)          Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)          Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award. Notwithstanding anything to the contrary, the Committee shall be authorized to amend any outstanding Option and/or Stock Appreciation Right to reduce the exercise price or grant price without the prior approval of the shareholders of the Company. In addition, the Committee shall be authorized to cancel outstanding Options and/or Stock Appreciation Rights replaced with Awards having a lower exercise price without the prior approval of the shareholders of the Company.

(f)          Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person's or Participant's Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

A-16

(g)          Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)          Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i)          Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)          Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws, and applicable federal law.

(k)          Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l)          Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

A-17

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Mark Andrews	02 John F. Beaudette	03 Henry C. Beinstein	04 Harvey P. Eisen	05 Phillip Frost, M.D.
06 Glenn L. Halpryn	07 Richard J. Lampen	08 Micaela Pallini, Ph.D.	09 Steven D. Rubin	10 Dennis Scholl

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 To approve the Castle Brands Inc. 2013 Incentive Compensation Plan.	☐	☐	☐
3 Approval of ratification of EisnerAmper LLP as independent registered public accounting firm for fiscal 2013.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000149311_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

CASTLE BRANDS INC.
Solicited By the Board of Directors
for Annual Meeting to Be Held on
October 15, 2012

The undersigned shareholder(s) of Castle Brands Inc., a Florida corporation (the "Company"), hereby appoints Richard J. Lampen, John S. Glover and/or Alfred J. Small, or any of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote all of the shares of common stock, par value $0.01 per share, standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on October 15, 2012 and at all adjournments or postponements thereof. This proxy will be voted in accordance with the instructions given on the reverse side. If no instructions are given, this proxy will be voted FOR the proposals listed on the reverse side.

Continued and to be signed on reverse side

0000149311_2 R1.0.0.11699

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Mark Andrews	02 John F. Beaudette	03 Henry C. Beinstein	04 Harvey P. Eisen	05 Phillip Frost, M.D.
06 Glenn L. Halpryn	07 Richard J. Lampen	08 Micaela Pallini, Ph.D.	09 Steven D. Rubin	10 Dennis Scholl

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 To approve the Castle Brands Inc. 2013 Incentive Compensation Plan.	☐	☐	☐
3 Approval of ratification of EisnerAmper LLP as independent registered public accounting firm for fiscal 2013.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000149312_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

CASTLE BRANDS INC.
Solicited By the Board of Directors
for Annual Meeting to Be Held on
October 15, 2012

The undersigned shareholder(s) of Castle Brands Inc., a Florida corporation (the "Company"), hereby appoints Richard J. Lampen, John S. Glover and/or Alfred J. Small, or any of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote all of the shares of 10% Series A Convertible Preferred Stock, par value $0.01 per share, standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on October 15, 2012 and at all adjournments or postponements thereof. This proxy will be voted in accordance with the instructions given on the reverse side. If no instructions are given, this proxy will be voted FOR the proposals listed on the reverse side. Each outstanding share of 10% Series A Convertible Preferred Stock entitles the undersigned to cast that number of votes on each proposal equal to the number of the whole shares of the Company's common stock, par value $0.01 per share, into which the undersigned's shares of 10% Series A Convertible Perferred Stock can be converted. As of the record date, September 4, 2012, each share of 10% Series A Convertible Preferred Stock may be converted into 3,290 shares of the Company's common stock.

Continued and to be signed on reverse side

0000149312_2 R1.0.0.11699